Exhibit 4.1

ALBERTSONS COMPANIES, INC.,
NEW ALBERTSONS L.P.,
SAFEWAY INC.,
ALBERTSON’S LLC and
ALBERTSONS SAFEWAY LLC,
as Issuers

and the Guarantors party hereto from time to time

6.250% Senior Notes due 2033
___________________

INDENTURE

Dated as of March 11, 2025
___________________

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

TABLE OF CONTENTS

SECTION 1.01.    Definitions.    7
SECTION 1.02.    Other Definitions.    31
SECTION 1.03.    [Reserved].    32
SECTION 1.04.    Rules of Construction    32
ARTICLE 2 THE SECURITIES    33
SECTION 2.01.    Amount of Securities; Issuable in Series    33
SECTION 2.02.    Form and Dating    34
SECTION 2.03.    Execution and Authentication    35
SECTION 2.04.    Registrar and Paying Agent    35
SECTION 2.05.    Paying Agent to Hold Money in Trust    36
SECTION 2.06.    Holder Lists    36
SECTION 2.07.    Transfer and Exchange    36
SECTION 2.08.    Replacement Securities    37
SECTION 2.09.    Outstanding Securities    38
SECTION 2.10.    Temporary Securities    38
SECTION 2.11.    Cancellation    38
SECTION 2.12.    Defaulted Interest    38
SECTION 2.13.    CUSIP Numbers, ISINs, etc.    39
SECTION 2.14.    Calculation of Specified Percentage of Securities    39
ARTICLE 3 REDEMPTION    39
SECTION 3.01.    Redemption    39
SECTION 3.02.    Applicability of Article    39

SECTION 3.03.    Notices to Trustee    39
SECTION 3.04.    Selection of Securities to Be Redeemed    40
SECTION 3.05.    Notice of Optional Redemption    40
SECTION 3.06.    Effect of Notice of Redemption    41
SECTION 3.07.    Deposit of Redemption Price    41
SECTION 3.08.    Securities Redeemed in Part    42
ARTICLE 4 COVENANTS    42
SECTION 4.01.    Payment of Securities    42
SECTION 4.02.    Reports    42
SECTION 4.03.    [Reserved]    44
SECTION 4.04.    [Reserved]    44
SECTION 4.05.    [Reserved]    44
SECTION 4.06.    [Reserved]    44
SECTION 4.07.    [Reserved]    44
SECTION 4.08.    Change of Control Triggering Event    45
SECTION 4.09.    Compliance Certificate    46
SECTION 4.10.    [Reserved]    47
SECTION 4.11.    Subsidiary Guarantees    47
SECTION 4.12.    Limitation on Liens    47
SECTION 4.13.    Maintenance of Office or Agency    48
SECTION 4.14.    [Reserved]    48
ARTICLE 5 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE    48
SECTION 5.01.    Company May Consolidate, Etc., Only on Certain Terms    48
SECTION 5.02.    Successor Issuer Substituted    49

SECTION 5.03.    Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms    49
ARTICLE 6 DEFAULTS AND REMEDIES    49
SECTION 6.01.    Events of Default    49
SECTION 6.02.    Acceleration    51
SECTION 6.03.    Other Remedies    52
SECTION 6.04.    Waiver of Past Defaults    52
SECTION 6.05.    Control by Majority    52
SECTION 6.06.    Limitation on Suits    53
SECTION 6.07.    Right of the Holders to Receive Payment    53
SECTION 6.08.    Collection Suit by Trustee    53
SECTION 6.09.    Trustee May File Proofs of Claim    53
SECTION 6.10.    Priorities    54
SECTION 6.11.    Undertaking for Costs    54
ARTICLE 7 TRUSTEE    54
SECTION 7.01.    Duties of Trustee    54
SECTION 7.02.    Rights of Trustee.    55
SECTION 7.03.    Individual Rights of Trustee    57
SECTION 7.04.    Trustee’s Disclaimer    58
SECTION 7.05.    Notice of Defaults    58
SECTION 7.06.    [Reserved]    58
SECTION 7.07.    Compensation and Indemnity    58
SECTION 7.08.    Replacement of Trustee    59
SECTION 7.09.    Successor Trustee by Merger    60
SECTION 7.10.    Eligibility; Disqualification    60

SECTION 7.11.    Preferential Collection of Claims Against the Issuers    61
ARTICLE 8 DISCHARGE OF INDENTURE; DEFEASANCE    61
SECTION 8.01.    Satisfaction and Discharge of Indenture    61
SECTION 8.02.    [Reserved]    62
SECTION 8.03.    Applicability of Article    62
SECTION 8.04.    Defeasance Upon Deposit of Money or U.S. Government Obligations    62
SECTION 8.05.    Deposited Moneys and U.S. Government Obligations To Be Held in Trust    64
SECTION 8.06.    Repayment to Issuers    64
ARTICLE 9 AMENDMENTS AND WAIVERS    64
SECTION 9.01.    Without Consent of the Holders    64
SECTION 9.02.    With Consent of the Holders    65
SECTION 9.03.    [Reserved]    66
SECTION 9.04.    [Reserved]    66
SECTION 9.05.    Revocation and Effect of Consents and Waivers    66
SECTION 9.06.    Notation on or Exchange of Securities    67
SECTION 9.07.    Trustee to Sign Amendments    67
SECTION 9.08.    Additional Voting Terms; Calculation of Principal Amount    67
ARTICLE 10 GUARANTEES    67
SECTION 10.01.    Guarantees    67
SECTION 10.02.    Limitation on Liability    69
SECTION 10.03.    Successors and Assigns    70
SECTION 10.04.    No Waiver    70
SECTION 10.05.    Modification    70
SECTION 10.06.    Execution of Supplemental Indenture for Future Guarantors    70

SECTION 10.07.    Non-Impairment    70
SECTION 10.08.    Release of a Subsidiary Guarantor    70
ARTICLE 11 MISCELLANEOUS    71
SECTION 11.01.    [Reserved]    71
SECTION 11.02.    Notices    71
SECTION 11.03.    Communication by the Holders with Other Holders    72
SECTION 11.04.    Certificate and Opinion as to Conditions Precedent    73
SECTION 11.05.    Statements Required in Certificate or Opinion    73
SECTION 11.06.    When Securities Disregarded    73
SECTION 11.07.    Rules by Trustee, Paying Agent and Registrar    73
SECTION 11.08.    Legal Holidays    73
SECTION 11.09.    Governing Law; Jurisdiction    74
SECTION 11.10.    No Recourse Against Others    74
SECTION 11.11.    Successors    74
SECTION 11.12.    Multiple Originals    74
SECTION 11.13.    Table of Contents; Headings    74
SECTION 11.14.    Indenture Controls    74
SECTION 11.15.    Severability; Entire Agreement    74
SECTION 11.16.    Waiver of Jury Trial    75

Appendix A    – Provisions Relating to Securities

EXHIBIT INDEX

Exhibit A    –    Form of Security
Exhibit B    –    Form of Transferee Letter of Representation
Exhibit C    –    Form of Supplemental Indenture

INDENTURE, dated as of March 11, 2025, among ALBERTSONS COMPANIES, INC., a Delaware corporation (the “Company”), NEW ALBERTSONS L.P., a Delaware limited partnership (“NALP”), SAFEWAY INC., a Delaware corporation (“Safeway”), ALBERTSON’S LLC, a Delaware limited liability company (“Albertsons”), ALBERTSONS SAFEWAY LLC, a Delaware limited liability company (“ASL,” together with the Company, NALP, Safeway and Albertsons, each a “Co-Issuer” and collectively, the “Co-Issuers” and together with the Company, each an “Issuer” and collectively, the “Issuers”), the Guarantors from time to time party hereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, together with its successors and assigns in such capacity, the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuers has duly authorized the execution and delivery of this Indenture;
NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $600,000,000 aggregate principal amount of the Issuers’ 6.250% Senior Notes due March 15, 2033 (the “Original Securities”) issued on the date hereof and (b) any Additional Securities that may be issued after the date hereof in the form of Exhibit A (all such securities in clauses (a) and (b) being referred to collectively as the “Securities”). Subject to the conditions and compliance with the covenants set forth herein, the Issuers may issue an unlimited aggregate principal amount of Additional Securities.
ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.Definitions.
“ABL Facility” means the asset-based credit facilities as in effect on the Issue Date or any subsequent asset-based credit facility entered into, in each case, with the related documents thereto, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such ABL Facility or one or more successors to the ABL Facility or one or more new credit agreements and whether with the same or any other agent, lender or group of lenders or holders. Without limiting the generality of the foregoing, the term “ABL Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.
“Additional Securities” means Securities issued from time to time under this Indenture subsequent to the Issue Date.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Albertsons” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.
“Appendix” means Appendix A attached hereto.
“Applicable Premium” means, with respect to any Security on any applicable redemption date, the greater of:
(1)1.0% of the then outstanding principal amount of the Security; and
(2)the excess of:
(a)the present value at such redemption date of (i) the redemption price of the Security at March 15, 2028 as set forth in Paragraph 5 of the applicable Security plus (ii) all required interest payments due on such Security through March 15, 2028 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(b)the then outstanding principal amount of the Security,
in each case, as calculated by the Issuers or on behalf of the Issuers by such Persons as the Issuers may designate.
The Trustee shall not be responsible for calculating or verifying the calculation of the Applicable Premium.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner or managing member of such Person) or any duly authorized committee thereof.
“Borrowing Base” means the sum of (i) 92.5% of the book value (calculated in accordance with GAAP as in effect at such time) of the inventory of the Company and its Subsidiaries, (ii) 90% of the book value (calculated in accordance with GAAP as in effect at such time) of the accounts receivable of the Company and its Subsidiaries (in the case of clauses (i) and (ii) above, using amounts reflected on the most recent available consolidated balance sheet of the Company and its Subsidiaries (it being understood that the inventory and accounts receivable of an acquired business may be included if such acquisition has been completed on or prior to the date of determination)) and (iii) 100% of unrestricted cash of the Company and its Subsidiaries (as shown on the most recent balance sheet of the Company and its Subsidiaries).
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City, or with respect to payments, the place of payment.
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Equivalents” means:
(1)U.S. Dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
(2)securities issued or directly and fully guaranteed or insured by the government of the United States or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;
(3)certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);
(4)repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;
(6)readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(7)Indebtedness issued by Persons (other than the Equity Investors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition; and
(8)investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.
“Change of Control” means the occurrence of any of the following events:
(1)the Company becomes aware (by way of notice or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, acquires directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, more than 50% of the total voting power of the Voting Stock of the Company; or
(2)the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or any Permitted Holder and other than any transaction in compliance with Section 5.01.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.
“Change of Control Triggering Event” means the occurrence of a Change of Control and a Ratings Event occurring in respect of that Change of Control.
“Co-Issuers” means the Persons named as the “Co-Issuers” in the preamble to this Indenture.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.
“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Restricted Subsidiaries.
“Consolidated Interest Expense” means, for any Test Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts and (b) the portion of rent expense with respect to such period under Finance Lease Obligations that is treated as interest in accordance with GAAP, in each case of or by the Company and its Restricted Subsidiaries for the most recently completed Test Period, all as determined on a Consolidated basis in accordance with GAAP, and in each case, excluding (i) any additional cash interest owing pursuant to any registration rights agreement, (ii) accretion or accrual of discounted liabilities, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of a bridge, commitment and other financing fees, (v) interest with respect to Indebtedness of any parent of such Person appearing on the balance sheet of such Person solely by reason of push down accounting and (vi) Swap Contract costs.
“Consolidated Net Income” means for any Test Period, the aggregate of the Net Income of a Person and its Restricted Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided, however, that:
(1)any net after-tax extraordinary, nonrecurring or unusual gains or losses shall be excluded;
(2)the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(3)any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Company) shall be excluded;
(4)any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;
(5)the Net Income for such period of any Person that is not a Subsidiary of the referent Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;
(6)(a) the non-cash portion of “straight-line” rent expense shall be excluded and (b) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included;
(7)unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of ASC 830 shall be excluded;
(8)the income (or loss) of any non-consolidated entity during such Test Period in which any other Person has a joint interest shall be excluded, except to the extent of the amount of cash dividends or other distributions actually paid in cash to the Company or any of its Restricted Subsidiaries during such period;
(9)the income (or loss) of a Subsidiary during such Test Period and accrued prior to the date it becomes a Subsidiary of the Company or any of its Restricted Subsidiaries or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Company or any of its Restricted Subsidiaries shall be excluded; and
(10)an amount equal to the amount of tax distributions made by the Company in respect of such period shall be included as though such amounts had been paid as income taxes directly by the Company for such period.
“Consolidated Non-cash Charges” means, with respect to the Company and its Restricted Subsidiaries for any period, the aggregate depreciation, amortization, impairment, compensation, rent and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP (including non-cash charges resulting from purchase accounting, in connection with any acquisition or disposition), but excluding (i) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (ii) the non-cash impact of recording the change in fair value of any embedded derivatives under ASC 815 and related interpretations as a result of the terms of any agreement or instrument to which such Consolidated Non-cash Charges relate.
“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date that is then secured by Liens on property or assets of the Company and its Restricted Subsidiaries as of any date of determination to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recently ended Test Period on or prior to such date, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Interest Coverage Ratio.”
“Consolidated Taxes” means, with respect to the Company and its Restricted Subsidiaries on a consolidated basis for any period, provision for taxes based on income, profits or capital, including, without limitation, state franchise and similar taxes and including, without duplication, an amount equal to the amount of tax distributions actually made to any direct or indirect parent of the Company in respect of such period, which shall be included as though such amounts had been paid as income taxes directly by the Company.
“Consolidated Total Debt” means, as of any date of determination, (x) the aggregate principal amount of Indebtedness, including, without limitation, Finance Lease Obligations, of the Company and its Restricted Subsidiaries outstanding on such date (with respect to the ABL Facility, the principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date shall be based upon the amount drawn thereunder as of the applicable date of determination) minus (y) unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries (including cash restricted in favor of the lenders under any Credit Facility); provided that Consolidated Total Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder.
“Credit Facilities” means, collectively, the ABL Facility and the Term Loan Facility.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:
(1)matures or is mandatorily redeemable for cash or in exchange for Indebtedness, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control; provided that the relevant change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the change of control provisions applicable to the Securities and any purchase requirement triggered thereby may not become operative until (or contemporaneously with) compliance with the change of control provisions applicable to the Securities (including the purchase of any Securities tendered pursuant thereto)),
(2)is convertible or exchangeable for Indebtedness or Disqualified Stock at the option of the holder thereof, or
(3)is redeemable at the option of the holder thereof, in whole or in part, in each case prior to 91 days after the maturity date of the Securities; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that (ⅰ) any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock and (ⅱ) for the avoidance of doubt, the term “Disqualified Stock” shall not include any debt security that is convertible into, or exchangeable for, Capital Stock.
“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period for the most recently completed Test Period plus, without duplication, to the extent the same was deducted in calculating such Consolidated Net Income:
(1)Consolidated Taxes; plus
(2)Consolidated Interest Expense; plus
(3)Consolidated Non-cash Charges; plus
(4)the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Equity Investors (or any accruals relating to such fees and related expenses) during such period; plus
(5)any premiums, expenses or charges (other than Consolidated Non-cash Charges) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment or amendment of Indebtedness (including a refinancing thereof) (whether or not successful or meeting the dollar amount thresholds specified herein), including (i) such fees, expenses or charges related to the issuance of Indebtedness, (ii) any amendment or other modification of Indebtedness and (iii)

commissions, discounts, yield, premium or other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus
(6)the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus
(7)any costs or expense incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or the net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Stock); plus
(8)the amount of any minority interest expense consisting of income of a Subsidiary attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted in such period in calculating Consolidated Net Income, net of any cash distributions made to such third parties in such period; plus
(9)the amount of “run-rate” cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Company in good faith to be realized as a result of actions taken or expected to be taken during, or expected to be taken within 18 months of the end of, such period (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (1) such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies are reasonably identifiable and factually supportable, (2) no cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies may be added pursuant to this clause (9) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing EBITDA for such period, (3) such adjustments may be incremental to (but not duplicative of) other pro forma adjustments made and (4) the aggregate amount of cost savings, operating expense reductions and cost saving synergies added pursuant to this clause (9) shall not exceed (A) 25.0% of EBITDA for such four-quarter period plus (B) the amount of any such cost savings, operating expense reductions, restructuring charges and expenses and cost-savings synergies that would be permitted to be included in financial statements prepared in accordance with Regulation S-X under the Securities Act during such four-quarter period; plus
(10)Public Company Costs; plus
(11)any unusual, non-recurring or extraordinary expenses, losses or charges;
less, without duplication, (i) non-cash income or gain increasing Consolidated Net Income for such period, excluding any such items to the extent they represent (1) the reversal in such period of an accrual of, or reserve for, potential cash expense in a prior period, (2) any non-cash gains with respect to cash actually received in a prior period to the extent such cash did not increase Consolidated Net Income in a prior period or (3) items representing ordinary course accruals of cash to be received in future periods; plus (ii) any net gain from discontinued operations or net gains from the disposal of discontinued operations to the extent increasing Consolidated Net Income.
In addition, to the extent not already included in Consolidated Net Income, notwithstanding anything to the contrary in the foregoing, EBITDA shall include the amount of net cash proceeds received by the Company and its Restricted Subsidiaries from business interruption insurance.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Investors” means individually and collectively, (a) Cerberus Capital Management, L.P., (b) Lubert-Adler Partners, L.P., (c) Klaff Realty, L.P., (d) Schottenstein Stores Corporation, and (e) Kimco Realty Corporation.
“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Company or any direct or indirect parent company of the Company, as applicable (other than Disqualified Stock), other than public offerings with respect to the Company’s or such direct or indirect parent company’s common stock registered on Form S-8.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as determined by the Company in its good faith discretion. “Fair Market Value” may be (but need not be) conclusively established by means of an Officer’s Certificate or resolutions of the Board of Directors of the Company setting out such Fair Market Value as determined by such Officer or such Board of Directors in good faith.
“Finance Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a finance lease on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia and any direct or indirect Subsidiary of any such Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code, and any Subsidiary of such Person that otherwise would be a Domestic Subsidiary substantially all of whose assets consist of Capital Stock and/or indebtedness of one or more Foreign Subsidiaries and any other assets incidental thereto.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, in the United States. For the avoidance of doubt the terms “consolidated” and “Consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.
“Guarantee” means any guarantee of the obligations of the Issuers under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.
“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
“Holder” means the Person in whose name a Security is registered on the Registrar’s books.
“Incur” (including, with correlative meaning, the term “Incurrence”) means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Equity Interests of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
“Indebtedness” means, with respect to any Person, without duplication: (1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), with the amount of letters of credit and bankers’ acceptances being the amount equal to the amount available to be drawn, (c) representing the deferred and unpaid purchase price of any property (except trade payables and similar obligations) which purchase price is due more than one year after the later of the date of placing the property in service or taking delivery and title thereto, or (d) in respect of Finance Lease Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and (3) to the extent not otherwise included, the principal component of Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; provided that obligations under or in respect of Receivables Financings, Hedging Obligations, Swap Contracts or any lease related to Real Property among the Company, any Restricted Subsidiary or any Person that is, directly or indirectly, controlled (as measured by total voting power) by a Parent Guarantor or the Company (or, in each case, any successor thereof), in each case, shall be deemed not to constitute Indebtedness.
“Indenture” means this Indenture as amended or supplemented from time to time.
“Initial Purchasers” means BofA Securities, Inc., Goldman Sachs & Co. LLC, UBS Securities LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc., Morgan Stanley & Co. LLC, Truist Securities, Inc., BMO Capital Markets Corp., Fifth Third Securities, Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC.
“Interest Coverage Ratio” means, with respect to Company and its Restricted Subsidiaries for any period, the ratio of EBITDA for such period to the Consolidated Interest Expense for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Interest Coverage Ratio is made (the “Interest Coverage Ratio Calculation Date”), then the Interest Coverage Ratio shall be calculated on a pro forma basis giving effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation of Consolidated Interest Expense shall not give effect to any Indebtedness being incurred on such date (or expected to be incurred thereafter).
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its

Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Interest Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated Consolidated Interest Expense and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Interest Coverage Ratio shall be calculated on a pro forma basis giving effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Interest Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP as in effect on the date hereof. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company may designate.
Notwithstanding anything in this definition or anything else to the contrary, when calculating the Consolidated Secured Net Leverage Ratio or the Interest Coverage Ratio, as applicable, in each case in connection with a Limited Condition Acquisition, the date of determination of such ratio and of any Default or Event of Default blocker shall, at the option of the Company, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such ratios shall be calculated on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four-quarter reference period, and, for the avoidance of doubt, (x) if any such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in EBITDA of the Company or the target company) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided further, that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, any such transaction (including the related transactions to be entered into connection therewith) shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of subsequently calculating any ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Acquisition and to the extent baskets were utilized in satisfying any covenants, such baskets shall be deemed utilized, but any calculation of Total Assets or Consolidated Net Income for purposes of other incurrences of Liens (not related to such Limited Condition Acquisition) shall not reflect such Limited Condition Acquisition until it is closed.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and suppliers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the referent Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
“Issue Date” means March 11, 2025.
“Issuers” means the Persons named as the “Issuers” in the preamble to this Indenture, until a Successor Issuer or Companies, shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Issuers” shall mean such Successor Issuer(s).
“Issuers Request” means a written request signed in the name of the Issuers by the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or a word or words added before or after the title “Vice President”), the Treasurer, the Secretary or the Assistant Secretary of each Issuer, and delivered to the Trustee.
“Joint Venture” means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other Equity Interests is owned, directly or indirectly, by the Company and/or one or more of its Subsidiaries.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition, including by means of a merger, amalgamation or consolidation, by the Company or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing.
“Moody’s” means Moody’s Investors Services, Inc. or any successor to the rating agency business thereof.
“NALP” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.
“Net Income” means, with respect to the Company and its Subsidiaries, the net income (loss) of the Company and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Non-recourse Indebtedness” means Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to a claim against the property which secures such Indebtedness.
“Obligations” means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, expenses, damages or other liabilities or amounts payable under the documentation governing or otherwise in respect of any Indebtedness.
“Offering Memorandum” means the offering memorandum dated February 19, 2025 relating to the offering of the Original Securities.
“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or a word or words added before or after the title “Vice President”), the Treasurer, the Secretary or the Assistant Secretary of such Person, or any direct or indirect parent of such Person, as applicable, or other Person performing such functions, regardless of title or designated as an “Officer” by the Board of Directors for purposes of this Indenture.
“Officer’s Certificate” means a certificate signed on behalf of each Issuer by an Officer of each Issuer or any direct or indirect parent of the Company.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.
“Parent Entity” means any direct or indirect parent of the Company.
“Pari Passu Indebtedness” means Indebtedness of an Issuer or a Subsidiary Guarantor that ranks equally in right of payment with the Securities or a Subsidiary Guarantee, as applicable.

“Permitted Holders” means (i) the Equity Investors and any other Funds or managed accounts advised or managed by any Equity Investor or any of an Equity Investor’s Affiliates, (ii) any Person that has no material assets other than the Capital Stock of the Company, a parent of the Company or Capital Stock of a Person engaged in a Similar Business and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Company, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any Permitted Holder specified in clause (i) above, holds more than 50% of the total voting power of the Voting Stock thereof, and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any Permitted Holder specified in clause (i) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Company (referred to in this definition as a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than a Permitted Holder specified in clause (i) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any person or group, together with its Affiliates, whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter constitute an additional Permitted Holder.
“Permitted Liens” means, with respect to any Person:
(1)Liens existing on the Issue Date (other than pursuant to clause (19) below);
(2)Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with an Issuer or a Subsidiary (provided that such Liens are not incurred in connection with, or in contemplation of, such entity becoming a Subsidiary or such merger or consolidation and do not extend to or cover property of an Issuer or any Subsidiary other than property of the entity so acquired or which becomes a Subsidiary);
(3)Liens (including purchase money Liens) existing at the time of acquisition thereof on property acquired after the date hereof or to secure Indebtedness Incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price of property acquired after the date hereof (provided that such Liens do not extend to or cover any property of the Company or any of its Restricted Subsidiaries other than the property so acquired);
(4)Liens on any property acquired, developed, constructed or otherwise improved by the Company or any Subsidiary of the Company (including Liens on the Equity Interests of any Subsidiary of the Company and substantially all assets of such Subsidiary, in each case to the extent such property constitutes substantially all of the business of such Subsidiary) to secure or provide for the payment of any part of the purchase price of the property or the cost of the development, construction or improvement thereof (including architectural, engineering, financing, consultant, advisor and legal fees and preopening costs), or any Indebtedness incurred to provide funds for such purposes, or any Lien on any such property existing at the time of acquisition thereof;
(5)Liens which secure Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Company or a Restricted Subsidiary of the Company;
(6)Liens on the stock, partnership or other Equity Interest of an Issuer or a Restricted Subsidiary in any Joint Venture or any Subsidiary that owns an Equity Interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;
(7)Liens to government entities, including pollution control or industrial revenue bond financing;
(8)Liens required by any contract or statute in order to permit the Company or a Subsidiary of the Company to perform any contract or subcontract made by it with or at the request of a governmental entity;
(9)mechanic’s, materialman’s, carrier’s or other like Liens, arising in the ordinary course of business;
(10)Liens for taxes or assessments and similar charges;
(11)zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title;
(12)Liens required by an escrow agreement in connection with the incurrence of Indebtedness;
(13)pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(14)Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(15)leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(16)Liens securing cash management services (and other “bank products”) in the ordinary course of business;
(17)Liens on equipment of the Company or any Subsidiary of the Company granted in the ordinary course of business to the Company’s or such Subsidiary’s client or supplier at which such equipment is located;
(18)Liens securing Indebtedness incurred pursuant to the Credit Facilities by the Company or any Restricted Subsidiary (i) under the ABL Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $5,500 million and (y) the Borrowing Base and (ii) under the Term Loan Facility in an aggregate principal amount not to exceed the sum of (x) $8,000 million plus (y) an unlimited amount of additional Indebtedness under the Term Loan Facility as long as, at the time of Incurrence and after giving pro forma effect thereto (including the use of proceeds therefrom), the Consolidated Secured Net Leverage Ratio would not exceed 3.75 to 1.00 (assuming that all such Indebtedness is secured whether or not so secured) plus in the case of any such Indebtedness that is amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed which is secured by a Lien permitted under this clause (18) or a portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such amendment, extension, renewal, restatement, refunding, replacement, refinancing, supplement, modification or change;
(19)Liens securing Obligations in respect of Indebtedness; provided that, the Consolidated Secured Net Leverage Ratio would not exceed 3.75 to 1.00 after giving pro forma effect to such Incurrence (including the use of proceeds therefrom);
(20)Liens securing the Securities and the Subsidiary Guarantees;
(21)Liens on assets or property of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor;
(22)Liens on the Equity Interests of Unrestricted Subsidiaries;
(23)Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;
(24) (a) judgment and attachment Liens and Liens arising out of decrees, orders and awards, in each case, to the extent not giving rise to an Event of Default and (b) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property or assets subject to such notices and rights and for which adequate reserves have been made to the extent required by GAAP;

(25)Liens in connection with a Qualified Real Estate Financing Facility;
(26)Liens not otherwise permitted by clauses (1) through (25) above securing obligations outstanding not to exceed in the aggregate the greater of (i) $1.25 billion and (ii) 5.0% of Total Assets at the time of such Incurrence;
(27)(i) Liens on cash advances in favor of the seller of any property to be acquired in an Investment to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale; and
(28)any extension, renewal, replacement, restructuring, refinancing or other modification of any Indebtedness secured by a Lien permitted by any of the foregoing clauses (1) through (27).
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.
“Public Company Costs” means (a) costs, expenses and disbursements associated with, related to or incurred in anticipation of, or preparation for compliance with (x) the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, (y) the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, and (z) the rules of national securities exchange companies with listed equity or debt securities, (b) costs and expenses associated with investor relations, shareholder meetings and reports to shareholders or debtholders and listing fees, and (c) directors’ compensation, fees, indemnification, expense reimbursement (including legal and other professional fees, expenses and disbursements), and directors’ and officers’ insurance.
“Purchase Agreement” means the Purchase Agreement, dated February 19, 2025, by and among the Issuers, the Guarantors and BofA Securities, Inc., as representative of the Initial Purchasers.
“Qualified Real Estate Financing Facility” means any credit facility made available to a Real Estate Subsidiary that is non-recourse to the Company or any of its Subsidiaries (other than Real Estate Subsidiaries party to such credit facility) and secured by the Real Property of Real Estate Subsidiaries (or secured by the Equity Interests of any Real Estate Subsidiary), as the same may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time.
“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary,
(2)all sales of accounts receivable and related assets to and by the Receivables Subsidiary are made at Fair Market Value, and
(3)the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.
The grant of a security interest in any accounts receivable of the Company or any of its Subsidiaries (other than a Receivables Subsidiary) to secure the ABL Facility shall not be deemed a Qualified Receivables Financing.
“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Securities for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act selected by the Company or any parent of the Company as a replacement agency for Moody’s or S&P, as the case may be.
“Ratings Decline Period” means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 60 days following consummation of such Change of Control.
“Ratings Event” means a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the rating of the Securities within the Ratings Decline Period by both Rating Agencies, as a result of which the rating of the Securities on any day during such Ratings Decline Period is below the rating by the applicable Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement); provided, however, that a Ratings Event otherwise arising by virtue of a particular reduction in rating by the applicable Rating Agency will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of “Change of Control Triggering Event”) if such Rating Agency making such reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or otherwise inform the trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event).
“Real Estate Subsidiary” means any Restricted Subsidiary of the Company that (i) does not engage in any business other than owning or leasing real property or (ii) owning directly or indirectly the Equity Interests of its Restricted Subsidiaries described in clause (i) or a holding company of any such Subsidiary.

“Real Property” means all now owned and hereafter acquired real property, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.
“Receivables Financing” means any transaction or series of transactions pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to a Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations pursuant to a Swap Contract entered into by the Company or any such Subsidiary in connection with such accounts receivable.
“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Receivables Subsidiary” means a Wholly Owned Subsidiary of the Company (or other Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company or any of its Subsidiaries in which the Company or such Subsidiary makes an Investment and to which the Company or such Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the Receivables Financing, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:
(a)no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any of its Restricted Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any of its Restricted Subsidiaries (other than such Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any of its Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b)with which neither the Company nor any of its Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company or such Subsidiary, and
(c)to which neither the Company nor any of its Restricted Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of the Company or such other Person shall be evidenced to the Trustee by delivery to the Trustee of a certified copy of the resolution of the Board of Directors of the Company or such other Person giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company.
“S&P” means Standard & Poor’s Investors Ratings Service, and any successor thereto.
“Safeway” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental, ancillary or complementary thereto, or is a reasonable extension, development or expansion thereof.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company and its Restricted Subsidiaries which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable.
“Subsidiary” of any specified Person, means any corporation, partnership or limited liability company of which at least a majority of the outstanding stock (or other Equity Interests) having by the terms thereof ordinary voting power for the election of directors (or the equivalent) of such Person (irrespective of whether or not at the time stock (or other Equity Interests) of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.
“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Issuers’ Obligations with respect to the Securities.
“Subsidiary Guarantor” means each Subsidiary of the Company party hereto as a Guarantor and each other Subsidiary of the Company that hereafter guarantees the Securities pursuant to the terms of this Indenture.
“Swap Contracts” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Term Loan Facility” means one or more agreements (and related documents) governing Indebtedness, including indentures, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such Term Loan Facility or one or more successors to the Term Loan Facility or one or more new credit agreements and/or indentures and whether with the same or any other agent, lender or group of lenders of holders. Without limiting the generality of the foregoing, the term “Term Loan Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.
“Test Period” means, for any date of determination, the latest four consecutive fiscal quarters of the Company for which financial statements are available.
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.
“Total Assets” means at any date, the total assets of the Company and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.
“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from such redemption date to March 15, 2028; provided, however, that if the period from such redemption date to March 15, 2028 is less than one year, the weekly average yield on actually traded Treasury Securities adjusted to a constant maturity of one year will be used.
“Treasury Securities” mean any obligations issued or guaranteed by the United States government or any agency thereof.
“Trust Officer” means any officer within the corporate trust office of the Trustee, with direct responsibility for performing the Trustee’s duties under this Indenture and also means, with respect to a particular corporate trust matter and this Indenture, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.
“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

“Unrestricted Subsidiary” means:
(1)any Subsidiary of the Company that at the time of determination shall be designated as an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and
(2)any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company but excluding the Company and the Co-Issuers) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. Notwithstanding anything herein to the contrary, no Subsidiary of the Company may be designated an Unrestricted Subsidiary to the extent such Subsidiary is a “Restricted Subsidiary” (or any comparable classification) under the Credit Facilities.
The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing.
Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
Notwithstanding the foregoing, on the Issue Date and without any further action by the Company or the Trustee, ACI Real Estate Holding I Company LLC and all subsidiaries of ACI Real Estate Holding I Company LLC and Association of Unit Owners Safeway Beretania are “Unrestricted Subsidiaries” under this Indenture.
“U.S. Government Obligations” means securities that are:
(1)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or
(2)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.
“Voting Stock” means, with respect to any Person as of any date, the Capital Stock of such Person that is at such date entitled to vote in the election of the Board of Directors of such Person.
“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.
SECTION 1.02.Other Definitions.

Term	Defined in Section
“Agent Members”	Appendix A
“Change of Control Offer”	4.08(b)
“Clearstream”	Appendix A
“covenant defeasance option:	8.04
“Custodian”	6.01
“Definitive Security”	Appendix A
“Depository”	Appendix A
“Discharged”	8.04
“Euroclear”	Appendix A
“Event of Default”	6.01
“Global Securities”	Appendix A
“Global Securities Legend”	Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI”	Appendix A
“legal defeasance option”	8.04
“Original Securities”	Recitals

“Parent Guarantor”	4.02
“Paying Agent”	2.04(a)
“protected purchaser”	2.08
“QIB”	Appendix A
“Reference Indebtedness”	4.11
“Registrar”	2.04(a)
“Regulation S”	Appendix A
“Regulation S Global Securities”	Appendix A
“Regulation S Securities”	Appendix A
“Restricted Period”	Appendix A
“Restricted Securities Legend”	Appendix A
“Rule 501”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Global Securities”	Appendix A
“Rule 144A Securities”	Appendix A
“Securities”	Recitals
“Securities Custodian”	Appendix A
“Successor Issuer”	5.01(a)
“Transfer Restricted Definitive Securities”	Appendix A
“Transfer Restricted Global Securities”	Appendix A
“Unrestricted Definitive Security”	Appendix A
“Unrestricted Global Security”	Appendix A

SECTION 1.03.[Reserved].
SECTION 1.04.Rules of Construction. Unless the context otherwise requires
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)“or” is not exclusive;
(d)“including” means including without limitation;
(e)words in the singular include the plural and words in the plural include the singular;
(f)unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(g)the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

(h)the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
(i)unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
(j)“$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;
(k)for any periods or dates which the Company does not have historical financial statements available, it shall be entitled to use and rely on the financial statements of its predecessor or successor (as the case may be); and
(l)for the avoidance of doubt, for the purposes of this Indenture, the term “Company” shall also refer to Albertsons Companies, LLC for the period during which Albertsons Companies, LLC was the predecessor entity to the Company.
ARTICLE 2

THE SECURITIES
SECTION 2.01.Amount of Securities; Issuable in Series. The aggregate principal amount of Original Securities which may be authenticated and delivered under this Indenture on the Issue Date is $600,000,000. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.
The Issuers may from time to time after the Issue Date issue Additional Securities under this Indenture in an unlimited principal amount, so long as such Additional Securities are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.08, 4.08(c) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Company and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:
(1)whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);
(2)the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture;
(3)the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; and
(4)if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof.
If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.
SECTION 2.02.Form and Dating. Provisions relating to the Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee’s certificate of authentication, and any Additional Securities and the Trustee’s certificate of authentication, shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which any Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
SECTION 2.03.Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuers signed by one Officer of each Issuer (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $600,000,000 and (b) subject to the terms of this Indenture, Additional Securities in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Securities after the Issue Date shall be in a principal amount of at least $2,000 and any integral multiples of $1,000 in excess thereof, whether such Additional Securities are of the same or a different series than the Original Securities.
One Officer of each Issuer shall sign the Securities for the Issuers by manual, electronic or facsimile signature.
If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuers to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
SECTION 2.04.Registrar and Paying Agent.
(a)The Issuers shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency in the United States where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuers initially appoint the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities.
(b)The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.
(c)The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.
SECTION 2.05.Paying Agent to Hold Money in Trust. Prior to 12:00 noon, New York City time, on each due date of the principal of and interest on any Security, the Issuers shall deposit with each Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee in writing of any default by the Issuers in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. During the continuance of a Default under this Indenture, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Upon any bankruptcy or reorganization proceedings relating to either of the Issuers, the Trustee will serve as Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.06.Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
SECTION 2.07.Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with Appendix A. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute, and upon written request the Trustee shall authenticate such Securities. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuers shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days before a selection of Securities to be redeemed.
Prior to the due presentation for registration of transfer of any Security, the Issuers, the Guarantors, the Trustee, each Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, any Guarantor, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.
Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.
All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
SECTION 2.08.Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and, upon written request, the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the

Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee or (ii) the Issuers, to protect the Issuers, the Trustee, a Paying Agent and the Registrar, from any loss that any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security (including, without limitation, attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuers in their discretion may pay such Security instead of issuing a new Security in replacement thereof.
Every replacement Security is an additional obligation of the Issuers.
The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.
SECTION 2.09.Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Security.
If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.
If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
SECTION 2.10.Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and, upon written request, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.
SECTION 2.11.Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures or deliver copies of canceled Securities to the Issuers pursuant to written direction by an Officer of each Issuer. The Issuers may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.
SECTION 2.12.Defaulted Interest. If the Issuers default in a payment of interest on the Securities, the Issuers shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful), in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
SECTION 2.13.CUSIP Numbers, ISINs, etc. The Issuers in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee in writing of any change in the CUSIP numbers, ISINs and “Common Code” numbers.
SECTION 2.14.Calculation of Specified Percentage of Securities. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with Section 2.09 and Section 11.06 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuers and delivered to the Trustee pursuant to an Officer’s Certificate.
ARTICLE 3

REDEMPTION
SECTION 3.01.Redemption.
(a)The Securities may be redeemed at the Issuers’ option, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Securities set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to (but not including) the redemption date.
(b)The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the Securities.

SECTION 3.02.Applicability of Article. Redemption of Securities at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture or the Securities, shall be made in accordance with such provision and this Article 3.
SECTION 3.03.Notices to Trustee. If the Issuers, or any third party in lieu of the Issuers, elect to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the applicable Security, they shall notify the Trustee in writing of (i) the Section of this Indenture and the Security pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. The Issuers or such other applicable party shall give notice to the Trustee provided for in this paragraph at least 10 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the applicable Security, unless a shorter period is acceptable to the Trustee, and except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article 8 hereof. Such notice shall be accompanied by an Officer’s Certificate and Opinion of Counsel from the Issuers to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.
SECTION 3.04.Selection of Securities to Be Redeemed. In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed (if such listing is known to the Trustee), or if such Securities are not so listed, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable requirements of the Depository); provided, that the Trustee shall not select Securities for redemption which would result in a Holder of Securities with a principal amount of Securities less than the minimum denomination. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly of the Securities or portions of Securities to be redeemed.
SECTION 3.05.Notice of Optional Redemption.
(a)At least 10 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the applicable Security, the Issuers shall mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed to such Holder’s registered address or otherwise in accordance with the procedures of the Depository, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article 8 hereof.
Any such notice shall identify the Securities to be redeemed and shall state:
(i)the redemption date;
(ii)the redemption price and the amount of accrued interest to the redemption date;

(iii)the name and address of a Paying Agent;
(iv)that Securities called for redemption must be surrendered to a Paying Agent to collect the redemption price, plus accrued interest;
(v)if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;
(vi)that, unless there is a default in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
(vii)the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed; and
(viii)that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities.
In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated redemption date, or by the redemption date as so delayed.
(b)At the Issuers’ request, the Trustee shall give the notice of redemption specified in this Section 3.05 in the Issuers’ names and at the Issuers’ expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice. In such event, the Issuers shall provide the Trustee in writing with the information required by this Section 3.05.

SECTION 3.06.Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice (except to the extent such redemption is conditional as set forth in Section 3.05). Upon surrender to any Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice.
SECTION 3.07.Deposit of Redemption Price. Prior to 12:00 noon, New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuers to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless a Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.
SECTION 3.08.Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers’ expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
ARTICLE 4

COVENANTS
SECTION 4.01.Payment of Securities. The Issuers shall promptly pay the principal of and interest, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if by the applicable time on such date the Trustee or any Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or any Paying Agent, as the case may be, are not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and they shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.
SECTION 4.02.Reports.
So long as any Securities are outstanding:
(i)the Company shall provide the Trustee and Holders of Securities with annual consolidated financial statements for each fiscal year audited by an internationally recognized firm of independent public accountants within 120 days after the end of the Company’s fiscal year and unaudited quarterly financial statements (including a balance sheet, statement of operations and statement of cash flows for the fiscal quarter and year-to-date period then ended and the corresponding fiscal quarter and year-to-date period from the prior year) within 60 days after the end of each of the first three fiscal quarters of each fiscal year. Such annual and quarterly financial statements will (i) be prepared in accordance with GAAP (with the exception of the absence of year-end adjustments and footnotes in the case of quarterly financial statements) and (ii) be accompanied by a “management discussion and analysis” of the results of operations of the Company and its Subsidiaries on a consolidated basis for the periods presented in a level of detail comparable (in the reasonable judgment of the Company) to the management discussion and analysis of the results of operations of the Company contained in or otherwise incorporated by reference in the Offering Memorandum. Unless otherwise publicly available, such financial statements and related discussion shall be made available to Holders of Securities and prospective investors in the Securities by posting on a password protected website accessible by all such persons, which shall announce when such items have been posted (it being understood that the Company may require a certification and customary non-disclosure agreement to access such site); and
(ii)the Company shall furnish to the Trustee and Holders of Securities all information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01, 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02 and 5.01 (but excluding, for the avoidance of doubt, financial statements and exhibits that would be required pursuant to Item 9.01 of Form 8-K, other than financial statements and pro forma financial information required pursuant to clauses (a) and (b) of Item 9.01 of Form 8-K (in each case relating to transactions required to be reported pursuant to Item 2.01 of Form 8-K) to the extent available (as determined by the Company in good faith, which determination shall be conclusive)) if the Company had been a reporting company under the Exchange Act; provided, however, that no such report will be required to be furnished if the Company determines in its good faith judgment (which determination shall be conclusive) that such event is not material to Holders of the Securities or the business, assets, operations, financial position or prospects of the Company and its Subsidiaries, taken as a whole, or if the Company determines in its good faith judgment (which determination shall be conclusive) that such disclosure would otherwise cause material competitive or other material harm to the business, assets, operations, financial position or prospects of the Company and its Subsidiaries, taken as a whole; provided that such nondisclosure shall be limited only to those specific provisions that would cause material competitive or other material harm and not the occurrence of the event itself; provided, further, that no such report will be required to include a summary of the terms of any employment or compensatory arrangement, agreement, plan or understanding between the Company (or any of its Subsidiaries) and any director, manager or executive officer, of the Company (or any of its Subsidiaries). All information to be furnished pursuant to this clause (ii) shall be furnished within the time periods specified in the SEC’s rules and regulations for non-accelerated filer reporting companies under the Exchange Act. Information to be furnished pursuant to this clause (ii) shall be made by posting on the website referred to in clause (i) above.
        If after the Issue Date the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by clauses (i) and (ii) above shall include a reasonably detailed presentation (which may be consistent with the non-guarantor information provided in the Offering Memorandum), either on the face of the financial statements or in the footnotes to the financial statements and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or comparable section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.
So long as any Securities are outstanding, the Company shall also issue a notification (which can be a notification through the website described above or by email to registered Holders of Securities) upon the posting of the information required by clauses (i) and (ii) above.
The Company shall hold a conference call for the Holders of Securities to discuss such financial information described in clause (i) above no later than 10 calendar days after delivering the annual financial information and the quarterly financial information described in clause (i) above (it being understood that such conference call may be prior to the delivery of such financial information described above and may be the same conference call as with the Company’s equity or debt investors and analysts at the time of its earnings release). The Company will issue a notification (which can be a notification through the website described above or by email to registered Holders of Securities) of any such conference call at least one Business Day in advance.

In addition, for so long as the Securities are not freely transferable under the Securities Act, the Issuers and the Subsidiary Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
In the event that any direct or indirect parent of the Company is or becomes a guarantor (a “Parent Guarantor”) of the Securities, the Company may satisfy its obligations under this Section 4.02 with respect to financial information relating to the Company by furnishing financial information relating to such Parent Guarantor; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Guarantor and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company and the Subsidiaries of the Company on a standalone basis, on the other hand.
Notwithstanding anything to the contrary set forth above, if the Company, a Parent Guarantor or any Parent Entity has provided the reports described in the preceding paragraphs with respect to the Company, such Parent Guarantor or any Parent Entity, in each case, the Company shall be deemed to be in compliance with the provisions of this Section 4.02.
To the extent any such information, reports or other documents are filed electronically on the SEC’s Electronic Data Gathering and Retrieval System (or any successor system), such filing shall be deemed to be delivered to the holders of the Securities and the Trustee.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).
SECTION 4.03.[Reserved].
SECTION 4.04.[Reserved].
SECTION 4.05.[Reserved].
SECTION 4.06.[Reserved].
SECTION 4.07.[Reserved].
SECTION 4.08.Change of Control Triggering Event.
(a)Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the Issuers to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control Triggering Event, the Issuers shall not be obligated to purchase any Securities pursuant to this Section 4.08 in the event that they have exercised (by sending notice of or completing such redemption) their right to redeem such Securities in accordance with Article 3 of this Indenture.
(b)Within 30 days following any Change of Control Triggering Event, except to the extent that the Issuers have exercised (by sending notice of or completing such redemption) their right to redeem the Securities in accordance with Article 3 of this Indenture, the Issuers shall send a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:
(i)that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Issuers to purchase all or a portion of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);
(ii)the circumstances and relevant facts and information regarding such Change of Control Triggering Event;
(iii)the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and
(iv)the instructions determined by the Issuers, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.
(c)Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the Change of Control Offer at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than two Business Days prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.
(d)On the purchase date, all Securities purchased by the Issuers under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuers shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.
(e)Notwithstanding the foregoing provisions of this Section 4.08, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a

Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.
(f)At the time the Issuers deliver Securities to the Trustee that are to be accepted for purchase, the Issuers shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Issuers pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.
(g)Prior to any Change of Control Offer, the Issuers shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Issuers to make such offer have been complied with.
(h)The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.08 by virtue thereof.
(i)A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event (subject to any extensions to the extent set forth in the notice of such Change of Control Offer).
(j)If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers, purchase all of the Securities validly tendered and not withdrawn by such Holders, the Issuers or such third party shall have the right, upon not less than 30 nor more than 60 days’ prior notice, which notice must be given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Securities that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.
SECTION 4.09.Compliance Certificate. Commencing with the Company’s 2024 fiscal year, the Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto.
SECTION 4.10.[Reserved].
SECTION 4.11.Subsidiary Guarantees. The Company shall cause each Restricted Subsidiary that is a wholly owned Domestic Subsidiary other than the Co-Issuers

(unless such Subsidiary is not required to guarantee the Credit Facilities or is already a Subsidiary Guarantor) that:
(a)guarantees any Indebtedness of the Company or any of their Restricted Subsidiaries; or
(b)Incurs any Indebtedness in excess of the greater of $1,250 million and 5.0% of Total Assets at the time of Incurrence, in each case, to execute and deliver to the Trustee, a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall guarantee payment of the Securities. The Indebtedness referenced in clauses (a) and (b) of this Section 4.11 shall be referred to as “Reference Indebtedness.”
SECTION 4.12.Limitation on Liens.
(a)Neither the Company nor any of its Restricted Subsidiaries may issue, assume or guarantee any Indebtedness secured by a Lien (other than a Permitted Lien) upon any asset or property of the Company or such Restricted Subsidiary or on any evidences of Indebtedness or shares of Capital Stock of, or other ownership interests in, any Restricted Subsidiary (regardless of whether the asset, property, Indebtedness, Capital Stock or ownership interests were acquired before or after the date hereof) without effectively providing that all of the Securities or Guarantees then outstanding, as the case may be, shall be secured equally and ratably with (or prior to) the Indebtedness for so long as such Indebtedness shall be so secured.
This Section 4.12(a) will not require the Company or any Restricted Subsidiary to secure the Securities if the relevant Lien consists of a Permitted Lien. Any Lien which is granted to secure the Securities or such Subsidiary Guarantee under this Section 4.12(a) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Securities or such Subsidiary Guarantee under this Section 4.12(a).
(b)Notwithstanding the foregoing, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Restricted Subsidiary of the Company due to the fact that such Restricted Subsidiary’s Capital Stock secures the Securities, then the Capital Stock of such Restricted Subsidiary shall at such time automatically be deemed not to be part of the collateral that would secure the Securities pursuant to this covenant, but only to the extent necessary to not be subject to such requirement.
(c)For purposes of this Section 4.12, if any Lien would be permitted pursuant to one or more of the exceptions contained in the definition of “Permitted Lien,” the Company may classify such Lien in any manner that complies with this covenant and may later reclassify any such Lien so long as such Lien (as so reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
SECTION 4.13.Maintenance of Office or Agency.

(a)The Company shall maintain in the United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency (in each case, if not the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 11.02; provided, however, no service of legal process may be made on the Issuers at an office of the Trustee.
(b)The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)The Issuers hereby designate the corporate trust office of the Trustee or its agent, as such office or agency of the Issuers in accordance with Section 2.04.
SECTION 4.14.[Reserved].
ARTICLE 5

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
SECTION 5.01.Company May Consolidate, Etc., Only on Certain Terms.
No Issuer shall (1) consolidate or merge with or into another Person or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
(a)either (i) an Issuer is the surviving Person, in the case of a merger or consolidation or (ii) the successor or transferee (the “Successor Issuer”) is a corporation, partnership or limited liability company organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Issuer shall expressly assume, by an indenture supplemental hereto or other agreement, executed and delivered to the Trustee, all of the obligations of such Issuer under the Securities and this Indenture; provided if the Successor Issuer is not a corporation, a co-obligor of the Securities shall be a corporation;
(b)no Default or Event of Default exists immediately after such transaction; and
(c)the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel conforming to the provisions of Section 11.04 hereof and each stating that such consolidation, merger, or transfer and such supplemental indenture and other agreement (if any) comply with this provision and that all conditions precedent herein provided for relating to such transaction have been complied with.
SECTION 5.02.Successor Issuer Substituted.
The Successor Issuer shall succeed to, and be substituted for, and may exercise every right and power of, an Issuer under this Indenture, with the same effect as if the Successor Issuer had been an original party to this Indenture, and such Issuer shall be released from all its liabilities and obligations under this Indenture and the Securities.
SECTION 5.03.Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms.
No Subsidiary Guarantor shall consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation or other Person, whether or not affiliated with such Subsidiary Guarantor unless:
(i)subject to Section 10.08, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and this Indenture pursuant to a supplemental indenture;
(ii)immediately after giving effect to such transaction, no Default or Event of Default exists; and
(iii)the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture and that all conditions precedent herein provided that relate to such transaction have been complied with.
ARTICLE 6

DEFAULTS AND REMEDIES
SECTION 6.01.Events of Default. “Event of Default” wherever used herein with respect to the Securities means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)default in the payment of any interest upon the Securities when it becomes due and payable, and continuance of such default for a period of 30 calendar days,
(b)default in the payment of principal of (or premium, if any, on) the Securities at their Stated Maturity (upon acceleration, optional or mandatory redemption, upon declaration or otherwise),
(c)[reserved],
(d)the acceleration of the maturity of any Indebtedness of an Issuer or any Subsidiary Guarantor (other than Non-recourse Indebtedness), at any one time, in an amount in excess of $150 million as a result of an event of default thereunder; provided that in the event of any Event of Default specified in this clause (d), such Event of Default and all consequences thereof (excluding, however, any resulting payment default, other than as a result of the acceleration of the Securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 30 days after such Event of Default arose the Issuers deliver an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the Default that is the basis for such Event of Default has been cured,
(e)failure by an Issuer or any Subsidiary Guarantor to pay final and non-appealable judgments aggregating in excess of $150 million or its foreign currency equivalent (net of any amounts which are covered by indemnities or insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days,
(f)default in the performance, or breach, of any covenant or warranty of the Company or any of its Restricted Subsidiaries in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 calendar days (or, in the case of the failure to comply with Section 4.02, 90 days) after there has been given, by registered or certified mail, to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 30% in principal amount of the outstanding Securities, a written notice specifying such Default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder,
(g)the Company or any Significant Subsidiary of the Company (including any Co-Issuer) pursuant to or within the meaning of any Bankruptcy Law:
(i)commences a voluntary case;
(ii)consents to the entry of an order for relief against it in an involuntary case;
(iii)consents to the appointment of a Custodian of it or for any substantial part of its property; or
(iv)makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency, or
(h)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)is for relief against the Company or any Significant Subsidiary of the Company (including any Co-Issuer) in an involuntary case;
(ii)appoints a Custodian of the Company or any Significant Subsidiary of the Company (including any Co-Issuer) or for any substantial part of its property; or

(iii)orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company (including any Co-Issuer);
or any similar relief is granted under any foreign laws and, in each such case, the order or decree remains unstayed and in effect for 90 days.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
SECTION 6.02.Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to an Issuer) occurs and is continuing, the Trustee by written notice to the Issuers or the Holders of at least 30% in principal amount of outstanding Securities by written notice to the Issuers and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal, premium and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to an Issuer occurs, the principal of, premium, if any, and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 6 provided, the Holders of a majority in aggregate principal amount of the Securities, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if:
(1)    the Issuers have paid or deposited with the Trustee a sum sufficient to pay:
(A)    all overdue interest on the Securities,
(B)    the principal of and premium, if any, on the Securities which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in the Securities,
(C)    to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in the Securities, and
(D)    all sums paid or advanced by the Trustee hereunder and the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)    all Events of Default with respect to the Securities, other than the non-payment of the principal of and premium, if any, on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
SECTION 6.03.Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
SECTION 6.04.Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (1) in the payment of the principal of or premium, if any, or interest on the Securities, or (2) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected, in which case each Holder so affected must waive such Default or Event of Default (but excluding, for the avoidance of doubt, a payment Event of Default occurring as a result of the acceleration of the Securities, which may be rescinded pursuant to Section 6.02). When a Default or Event of Default is waived, such Default or Event of Default shall cease to exist, and any such Default or Event of Default shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
SECTION 6.05.Control by Majority. The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.
SECTION 6.06.Limitation on Suits.
(a)No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder, unless:
(i)the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii)the Holders of at least 30% in principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;
(iii)such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
(iv)the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(v)the Holders of a majority in principal amount of the Securities do not give the Trustee a written direction inconsistent with the request prior to the expiration of such 60-day period.
(b)A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
SECTION 6.07.Right of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and any interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall be absolute and unconditional, and such right shall not be impaired or affected without the consent of such Holder.
SECTION 6.08.Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.
SECTION 6.09.Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems reasonably necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuers or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.10.Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;
SECOND: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
THIRD: to the Company or, to the extent the Trustee collects any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor.
The Trustee, upon prior written notice to the Issuers and the Subsidiary Guarantors, may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall send to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.
SECTION 6.11.Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by an Issuer, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.
ARTICLE 7

TRUSTEE
SECTION 7.01.Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
(iv)no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
(d)Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.
(e)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.
(f)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 7.02.Rights of Trustee.
(a)The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.
(c)The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
(e)The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance on the advice or opinion of such counsel.

(f)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, judgment, approval, bond, debenture, note or other paper or document unless requested (and subject to clause (g) below) in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney, at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation.
(g)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense which might be incurred by it in compliance with such request or direction.
(h)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(i)[Reserved].
(j)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(k)The permissive rights of the Trustee enumerated herein shall not be construed as duties.
(l)The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.
(m)The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuers or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(n)The Trustee may reasonably request that the Issuers deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(o)Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Issuers or any Guarantor, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Issuers or any Guarantor or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.
(p)The Trustee shall be entitled to request and receive written instructions from the Issuers (prior to an Event of Default) or the Holders of a majority in principal amount of the Securities (after an Event of Default) and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Trustee in accordance with the written direction of such Person(s).
SECTION 7.03.Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
SECTION 7.04.Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(d), (e), (f), (g) or (h) of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 11.02 from the Issuers, any Guarantor or any Holder.
SECTION 7.05.Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer, the Trustee shall send to each Holder notice of the Default within the later of 90 days after it occurs and 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.
SECTION 7.06.[Reserved].
SECTION 7.07.Compensation and Indemnity. The Company shall pay to the Trustee, as agreed upon in writing, from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly following receipt of written request therefor upon request for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the compensation and reasonable and documented out-of-pocket expenses, disbursements and advances of the Trustee’s agents, counsel (limited to one law firm and one local counsel), accountants and experts. The Issuers and each Guarantor, jointly and severally, shall indemnify and hold harmless the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuers or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by any Issuer, any Guarantor, any Holder or any other Person). The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve any Issuer or any Guarantor of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable good faith cooperation at the Issuers’ reasonable expense in the defense. The Trustee may have separate counsel and the Issuers and the Guarantors, as applicable, shall pay the fees and reasonable and documented out-of-pocket expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if they assume the Trustee’s defense and, in the reasonable judgment of outside counsel to the Trustee, there is no actual or potential legal conflict of interest between the Issuers and the Guarantors, on the one hand, and the Trustee on the other hand, in connection with such defense. Neither the Issuers nor the Guarantors shall be required to reimburse any expense or indemnify against any loss, liability or expense (a) incurred by an indemnified party through such party’s own willful misconduct or negligence or (b) if it is the result of the settlement of a claim for which indemnification may be sought hereunder and the Trustee shall have settled such claim without the Issuers’ consent (such consent not to be unreasonably withheld).
To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.
The Issuers’ and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
SECTION 7.08.Replacement of Trustee.
(a)The Trustee may resign at any time by so notifying the Issuers. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee, with the Issuers’ written consent, which consent will not be unreasonably withheld. The Issuers may remove the Trustee if:

(i)the Trustee fails to comply with Section 7.10;
(ii)the Trustee is adjudged bankrupt or insolvent;
(iii)a receiver or other public officer takes charge of the Trustee or its property; or
(iv)the Trustee otherwise becomes incapable of acting.
If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.
(b)If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee with the Issuers’ written consent, which consent will not be unreasonably withheld, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.
(c)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.
(d)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.
(e)If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09.Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or sells or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.10.Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.
SECTION 7.11.Preferential Collection of Claims Against the Issuers. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.
ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 8.01.Satisfaction and Discharge of Indenture.
This Indenture shall, upon Issuers Request, terminate and cease to be of further effect with respect to the Securities (except as to any surviving rights of registration of transfer or exchange of the Securities herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest on the Securities) and the Trustee, at the expense of the Issuers, shall execute such instruments acknowledging satisfaction and discharge of this Indenture, when:
(a)either
(i)all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08, and (ii) Securities the payment for which money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or
(ii)all Securities not theretofore delivered to the Trustee for cancellation,
(1)    have become due and payable, or

(2)    will become due and payable at their Stated Maturity within one year, or
(3)    are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Issuers;
(b)the Issuers, in the case of subclause (2) or (3) of clause (a)(ii) of this Section 8.01, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to clauses (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire Indebtedness on such Securities for principal (and premium, if any) and interest (and, for the avoidance of doubt, such interest amount shall be calculated based on the interest rate in effect on the date of such deposit) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or redemption date, as the case may be; provided, however, in the event a petition for relief under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, is filed with respect to any Issuer within 91 days after the deposit and the Trustee is required to return the deposited money and/or U.S. Government Obligations to such Issuer, the obligations of the Issuers under this Indenture with respect to such Securities shall not be deemed terminated or discharged;
(c)the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and
(d)the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 7.07, the obligations of the Issuers under Section 4.01, and, if money shall have been deposited with the Trustee pursuant to clause (b) of this Section 8.01, the obligations of the Trustee under Section 8.02 (until payments are made by the Trustee thereunder), shall survive.
SECTION 8.02.[Reserved].
SECTION 8.03.Applicability of Article. Except as otherwise provided in Section 8.04, the Issuers may terminate their obligations under the Securities and this Indenture as set forth in Section 8.04.
SECTION 8.04.Defeasance Upon Deposit of Money or U.S. Government Obligations. At the Issuers’ option, either (1) the Issuers shall be deemed to have been

Discharged (as defined below) from their obligations with respect to Securities and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations under their Guarantees in respect of the Securities (“legal defeasance option”) or (2) the Issuers shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.02, 4.08, 4.11and 4.12 and the operation of Article 5 and Section 6.01(d), 6.01(f) (with respect to any Default under Sections 4.02, 4.08, 4.11 and 4.12), 6.01(g) (with respect to Significant Subsidiaries of the Company only) and 6.01(h) (with respect to Significant Subsidiaries of the Company only), in respect of the Securities (“covenant defeasance option”) at any time after the applicable conditions set forth below have been satisfied:
(a)the Issuers shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for, and dedicated solely to, the benefit of the Holders of the Securities (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to clauses (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest (and, for the avoidance of doubt, such interest amount shall be calculated based on the interest rate in effect on the date of such deposit) on, the outstanding Securities on the dates such installments of interest or principal and premium are due;
(b)[reserved];
(c)such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which any Issuer or any Subsidiary Guarantor is a party or by which it is bound;
(d)if the Securities are then listed on any national securities exchange, the Issuers shall have delivered to the Trustee an Opinion of Counsel or a letter or other document from such exchange to the effect that the Issuers’ exercise of their option under this Section 8.04 would not cause such Securities to be delisted;
(e)no Event of Default or Default shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under Section 6.01(g) or Section 6.01(h) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 6.01(g) or Section 6.01(h) shall have occurred and be continuing on the 91st day after such date;
(f)the Issuers shall have delivered to the Trustee an Opinion of Counsel or a ruling from the Internal Revenue Service to the effect that the beneficial owners of the Securities will not recognize income, gain or loss, for United States federal income tax purposes as a result of such deposit, defeasance or Discharge. Notwithstanding the foregoing, if the Issuers exercise their covenant defeasance option and an Event of Default under Section 6.01(g) or Section 6.01(h) or event which, with the giving of notice or lapse of time, or both, would become an Event of Default under Section 6.01(g) or Section 6.01(h) shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Issuers and the Subsidiary Guarantors referred to under the definition of “covenant defeasance option” with respect to such Securities shall be reinstated;
(g)the Issuers shall have delivered to the Trustee an Officer’s Certificate certifying the conditions set forth in clauses (a) through (f) of this Section 8.04 have been satisfied; and
(h)the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with.
“Discharged” means that the Issuers and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and the Guarantees in respect of the Securities and to have satisfied all the obligations under this Indenture in respect of the Securities (and the Trustee, at the expense of the Issuers, shall execute such instruments acknowledging the same), except (i) the rights of Holders of Securities to receive, from the trust fund described in clause (a) above, payment of the principal of (and premium, if any) and interest on such Securities when such payments are due, (ii) the Issuers’ obligations with respect to the Securities under Sections 2.07, 2.08, 2.10 and 8.05 and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder.
SECTION 8.05.Deposited Moneys and U.S. Government Obligations To Be Held in Trust. All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Sections 8.01 or 8.04 in respect of Securities shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including any Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
The Issuers shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Sections 8.01 or 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Securities.
SECTION 8.06.Repayment to Issuers. The Trustee and any Paying Agent shall promptly pay or return to the Issuers upon Issuers Request any moneys or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Securities for which money or U.S. Government Obligations have been deposited pursuant to Sections 8.01 or 8.04.
ARTICLE 9

AMENDMENTS AND WAIVERS
SECTION 9.01.Without Consent of the Holders. Without the consent of any Holders, the Issuers, when authorized by a resolution of the Board of Directors of the

Company, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amendments to this Indenture to add any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or the Guarantees, in each case, in form reasonably satisfactory to the Trustee, for any of the following purposes:
(i)to permit a Successor Issuer to assume the Issuers’ covenants and obligations under this Indenture and in the Securities in accordance with the terms of this Indenture;
(ii)to add to the Issuers’ covenants for the benefit of the Holders of the Securities;
(iii)to surrender any of the Issuers’ rights or powers conferred in this Indenture;
(iv)to add any additional Events of Default;
(v)to supplement any of the provisions of this Indenture to the extent needed to permit or facilitate the defeasance and discharge of the Securities in a manner that will not adversely affect the interests of the Holders of the Securities in any material respect;
(vi)to provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of this Indenture as is necessary to provide for the administration of the trust by more than one trustee;
(vii)to cure any ambiguity;
(viii)to provide for the issuance of Additional Securities in accordance with the terms hereof, which shall have terms substantially identical in all material respects to the Original Securities, and which shall be treated, together with any outstanding Securities, as a single issue of securities;
(ix)to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein;
(x)to add additional Guarantees or to release any Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of this Indenture;
(xi)to (A) secure the Securities with collateral and (B) release collateral (if any) from the Lien when permitted or required by the terms of the applicable security documents (if any have been entered into), the intercreditor agreement (if one has been entered into) or this Indenture;
(xii)to conform the text of this Indenture or the Securities to the “Description of Notes” section of the Offering Memorandum; or
(xiii)to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with any provision of this Indenture as long as the new provisions do not adversely affect in any material respect the interests of the Holders of the Securities.

Upon the request of the Issuers, and upon receipt by the Trustee of the documents described in Section 9.07, the Trustee shall join with the Issuers and, if applicable, the Guarantors in the execution of such supplemental indenture. After an amendment under this Section 9.01 becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
SECTION 9.02.With Consent of the Holders.
With the written consent of the Holders of not less than at least a majority in principal amount of the Securities delivered to the Issuers and the Trustee, the Issuers, when authorized by a resolution of the Board of Directors of the Company, and the Trustee may enter into an indenture or indentures supplemental hereto or amendments to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or the Guarantees or of modifying in any manner the rights of the Holders under this Indenture, the Securities or the Guarantees; provided, however, that no such supplemental indenture shall, without the consent of each Holder affected thereby:
(i)change the Stated Maturity or reduce the principal amount or the rate of interest, or extend the time for payment of interest of the Securities or any premium payable upon the redemption of the Securities, or impair the right to institute suit for the enforcement of any payment on or after the due date thereof (including, in the case of redemption, on or after the redemption date), or change the date on which any Securities may be redeemed in a manner adverse to the Holders of the Securities;
(ii)reduce the percentage in principal amount of the Securities where the consent of the Holder is required for any such amendment, supplemental indenture or waiver as provided for in this Indenture; or
(iii)modify any of the waiver provisions of this Indenture, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security which would be affected.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
SECTION 9.03.[Reserved].
SECTION 9.04.[Reserved].
SECTION 9.05.Revocation and Effect of Consents and Waivers.
(a)A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuers certifying that the requisite principal amount of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of consents by the Holders of the requisite principal amount of Securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers, the Guarantors and the Trustee.
(b)The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
SECTION 9.06.Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuers may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.
SECTION 9.07.Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.
SECTION 9.08.Additional Voting Terms; Calculation of Principal Amount. All Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.
ARTICLE 10

GUARANTEES
SECTION 10.01.Guarantees.

(a)Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees on a senior unsecured basis, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuers under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any, or interest on in respect of the Securities and all other monetary obligations of the Issuers under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.
(b)Each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.08.
(c)Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Issuers’ or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Guarantor.
(d)Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
(e)Except as expressly set forth in Sections 8.01, 8.04, 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation,

impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.
(f)Except as set forth in Sections 8.01, 8.04 and 10.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Except as set forth in Sections 8.01, 8.04 and 10.02, each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
(g)In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to the Holders and the Trustee in respect of the Guaranteed Obligations.
(h)Each Guarantor agrees that it shall not be entitled to exercise any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(i)Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
(j)Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 10.02.Limitation on Liability.
Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture or the Subsidiary Guarantee, as each relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
SECTION 10.03.Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
SECTION 10.04.No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.
SECTION 10.05.Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 10.06.Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and each other Person that is required to become a Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the

Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.
SECTION 10.07.Non-Impairment. The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof
SECTION 10.08.Release of a Subsidiary Guarantor.
(a)Notwithstanding anything to the contrary in this Indenture, a Subsidiary Guarantee as to any Subsidiary Guarantor shall automatically terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released and discharged from all obligations under this Article 10 upon:
(i)a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise permitted under this Indenture;
(ii)a sale or other disposition of all of the capital stock of any Subsidiary Guarantor permitted under this Indenture;
(iii)the Issuers’ exercise of their legal defeasance option as described under Section 8.04 or if the Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture;
(iv)such Person is the parent holding company of a Real Estate Subsidiary party to a Qualified Real Estate Financing Facility if such guaranty is prohibited by the terms of such Qualified Real Estate Financing Facility;
(v)the Issuers designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under the definition of “Unrestricted Subsidiary”;
(vi)if any such Subsidiary Guarantor no longer guarantees any Reference Indebtedness or any Reference Indebtedness of such Subsidiary Guarantor is no longer outstanding; or
(vii)the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Obligations under the Credit Facilities or other exercise of remedies in respect thereof.
Notwithstanding the foregoing, any Subsidiary Guarantor will automatically be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force and effect, upon the merger or consolidation of any Subsidiary Guarantor with and into an Issuer or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation or dissolution of such Subsidiary Guarantor following the transfer of all of its assets to an Issuer or another Subsidiary Guarantor.

ARTICLE 11

MISCELLANEOUS
SECTION 11.01.[Reserved].
SECTION 11.02.Notices.
(a)Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:
if to the Issuers or a Guarantor:

Albertsons Companies, Inc.
250 Parkcenter Blvd.
Boise, Idaho 83706
Facsimile: (208) 395-6349
Attention: Chief Financial Officer

with a copy to:

Albertsons Companies, Inc.
250 Parkcenter Blvd.
Boise, Idaho 83706
Facsimile: (208) 395-4625
Attention: General Counsel

if to the Trustee:

Wilmington Trust, National Association
277 Park Avenue, 25th Floor
        New York, NY 10172
Attn: Albertsons Companies, Inc., Administrator

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
(b)Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
(c)Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such Security (or its designee), pursuant to the customary procedures of such Depository.
SECTION 11.03.Communication by the Holders with Other Holders. The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.
SECTION 11.04.Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee, at the request of the Trustee:
(a)an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 11.05.Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:
(a)a statement that the individual making such certificate or opinion has read such covenant or condition;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
SECTION 11.06.When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by any Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07.Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.
SECTION 11.08.Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.
SECTION 11.09.Governing Law; Jurisdiction. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HEREBY (I) IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, (II) WAIVE ANY OBJECTION TO LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS, AND (III) WAIVE ANY OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY.
SECTION 11.10.No Recourse Against Others. No past, present or future director, officer, employee, stockholder or incorporator, as such, of the Issuers or any successor corporation shall have any liability for any obligations of the Issuers under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
SECTION 11.11.Successors. All agreements of the Issuers and each Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 11.12.Multiple Originals. This Indenture, and each of the other documents executed on the date hereof in connection with this Indenture and the authentication and delivery of the Securities, may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart of a signature page to this Indenture or such other documents by facsimile, electronic mail or other electronic means (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart thereof.
SECTION 11.13.Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 11.14.Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
SECTION 11.15.Severability; Entire Agreement. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability. This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, written or oral.
SECTION 11.16.Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS, THE TRUSTEE, THE PAYING AGENT, EACH HOLDER (BY THEIR ACCEPTANCE OF THE NOTES) AND THE REGISTRAR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first above written.
ALBERTSONS COMPANIES, INC.
By:        /s/ Cody Perdue
Name:    Cody Perdue
Title: Group Vice President, Treasurer & Assistant Secretary
NEW ALBERTSONS L.P.
By:        /s/ Cody Perdue
Name:    Cody Perdue
Title:    Group Vice President, Treasurer & Assistant Secretary
ALBERTSON’S LLC
By:        /s/ Cody Perdue
Name:    Cody Perdue
Title:    Group Vice President, Treasurer & Assistant Secretary
SAFEWAY INC.
By:        /s/ Cody Perdue
Name:    Cody Perdue
Title:    Group Vice President, Treasurer & Assistant Secretary
ALBERTSONS SAFEWAY LLC
By:    /s/ Cody Perdue
    Name:    Cody Perdue
    Title:     Group Vice President, Treasurer & Assistant Secretary
[Signature Page to Indenture]

GUARANTORS:
    AB ACQUISITION LLC
ABS CA-GL LLC
ABS CA-O DC1 LLC
ABS CA-O DC2 LLC
ABS CA-O LLC
ABS DFW INVESTOR LLC
ABS FINANCE CO., INC.
ABS FLA INVESTOR LLC
ABS FLA LEASE INVESTOR LLC
ABS ID-GL LLC
ABS ID-O DC LLC
ABS ID-O LLC
ABS MEZZANINE I LLC
ABS MEZZANINE III LLC
ABS MT-GL LLC
ABS MT-O LLC
ABS NOCAL LEASE INVESTOR LLC
ABS NV-GL LLC
ABS NV-O LLC
ABS OR-GL LLC
ABS OR-O DC LLC
ABS OR-O LLC
ABS REAL ESTATE HOLDINGS LLC
ABS REAL ESTATE INVESTOR HOLDINGS LLC
ABS REAL ESTATE OWNER HOLDINGS LLC
ABS RM INVESTOR LLC
ABS RM LEASE INVESTOR LLC
ABS SW INVESTOR LLC
ABS SW LEASE INVESTOR LLC
ABS TX INVESTOR LP
ABS UT-GL LLC
ABS UT-O DC LLC
ABS UT-O LLC
ABS WA-GL LLC
ABS WA-O LLC
ABS WY-GL LLC
ABS WY-O LLC
ACME MARKETS, INC.
AFDI NOCAL LEASE INVESTOR LLC
ALBERTSONS COMPANIES SPECIALTY CARE, LLC
[Signature Page to Indenture]

ALBERTSON'S STORES SUB HOLDINGS LLC
ALBERTSON'S STORES SUB LLC
AMERICAN DRUG STORES LLC
AMERICAN FOOD AND DRUG LLC
AMERICAN PARTNERS, L.P.
AMERICAN PROCUREMENT AND LOGISTICS COMPANY LLC
AMERICAN STORES COMPANY, LLC
AMERICAN STORES PROPERTIES LLC
APLC PROCUREMENT, INC.
ASC MEDIA SERVICES, INC.
ASP REALTY, LLC
ASP SW INVESTOR LLC
AVIA PARTNERS, INC.
CARR-GOTTSTEIN FOODS CO.
CAYAM ENERGY, LLC
CLIFFORD W. PERHAM, INC.
COLLINGTON SERVICES LLC
CONSOLIDATED PROCUREMENT SERVICES, INC.
DINEIN FRESH, LLC
DIVARIO VENTURES LLC
DOMINICK’S FINER FOODS, LLC
DOMINICK’S SUPERMARKETS, LLC
EATING RIGHT LLC
EXTREME LLC
FRESH HOLDINGS LLC
GENUARDI’S FAMILY MARKETS LP
    By: GFM HOLDINGS LLC, its general partner
GFM HOLDINGS I, INC.
GFM HOLDINGS LLC
GIANT OF SALISBURY, INC.
GOOD SPIRITS LLC
GROCERYWORKS.COM OPERATING COMPANY, LLC
GROCERYWORKS.COM, LLC
INFINITE AISLE LLC
JA PROCUREMENT LLC
JETCO PROPERTIES, INC.
JEWEL COMPANIES, INC.
JEWEL FOOD STORES, INC.
JEWEL OSCO SOUTHWEST LLC
LLANO LOGISTICS, INC.
LUCERNE DAIRY PRODUCTS LLC
LUCERNE FOODS, INC.
[Signature Page to Indenture]

LUCERNE NORTH AMERICA LLC
LUCKY STORES LLC
MEDCART SPECIALTY CARE, LLC
NAI HOLDINGS GP LLC
NAI SATURN EASTERN LLC
NEWCO INVESTMENTS, LLC
NHI INVESTMENT PARTNERS, LP
O ORGANICS LLC
OAKBROOK BEVERAGE CENTERS, INC.
RANDALL’S BEVERAGE COMPANY, INC.
RANDALL’S FOOD & DRUGS LP
By: RANDALL’S FOOD MARKETS, INC., its general partner
RANDALL’S FOOD MARKETS, INC.
RANDALL’S HOLDINGS, INC.
RANDALL’S MANAGEMENT COMPANY, INC.
SAFEWAY CANADA HOLDINGS, INC.
SAFEWAY CORPORATE, INC.
SAFEWAY DALLAS, INC.
SAFEWAY DENVER, INC.
SAFEWAY GIFT CARDS, LLC
SAFEWAY HEALTH INC.
SAFEWAY HOLDINGS I, LLC
SAFEWAY NEW CANADA, INC.
SAFEWAY PHILTECH HOLDINGS, INC.
SAFEWAY REALTY LLC
By: Safeway Inc., its sole member
SAFEWAY SOUTHERN CALIFORNIA, INC.
SAFEWAY STORES 28, INC.
SAFEWAY STORES 44, INC.
SAFEWAY STORES 45, INC.
SAFEWAY STORES 46, INC.
SAFEWAY STORES 48, INC.
SAFEWAY STORES 49, INC.
SAFEWAY STORES 58, INC.
SAFEWAY STORES 86, INC.
SAFEWAY STORES 87, INC.
SAFEWAY STORES 88, INC.
SAFEWAY STORES 97, INC.
SAFEWAY STORES 98, INC.
SHAW’S REALTY CO.
SHAW’S SUPERMARKETS, INC.
SPIRIT ACQUISITION HOLDINGS LLC
SSI – AK HOLDINGS, INC.
SSM HOLDINGS COMPANY
[Signature Page to Indenture]

STAR MARKETS COMPANY, INC.
STAR MARKETS HOLDINGS, INC.
SUNRICH MERCANTILE LLC
THE VONS COMPANIES, INC.
UNITED SUPERMARKETS, L.L.C.
USM MANUFACTURING L.L.C.
WILDCAT MARKETS OPCO LLC
By: /s/ Marilyn K. Beardsley
Name:    Marilyn K. Beardsley
Title:    Vice President, Real Estate Law & Secretary

    AB MANAGEMENT SERVICES CORP.
ABS REAL ESTATE COMPANY LLC

By:        /s/ Cody Perdue
    Name:    Cody Perdue
Title:    Group Vice President, Treasurer & Assistant Secretary

RANDALL’S INVESTMENTS, INC.

By:        /s/ Elena B. Dietrich
    Name:     Elena B. Dietrich
     Title:    Senior Vice President & Treasurer

SHAW’S REALTY TRUST
By:    /s/ Robert Larson
Name:    Robert Larson
Title:    Trustee

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

By:    /s/ Iris Munoz
Name:    Iris Munoz
Title:    Assistant Vice President

[Signature Page to Indenture]

APPENDIX A
PROVISIONS RELATING TO SECURITIES
1.Definitions.
1.1Definitions.
For the purposes of this Appendix A the following terms shall have the meanings indicated below:
“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
“Definitive Security” means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.
“Depository” means, with respect to the Securities, The Depository Trust Company, its nominees and their respective successors.
“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.
“Global Securities Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.
“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Regulation S” means Regulation S under the Securities Act.
“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.
“Restricted Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee, and (b) the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Definitive Securities, it means the comparable period of 40 consecutive days.
“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) of this Appendix A.
“Rule 144A” means Rule 144A under the Securities Act.
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“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.
“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.
“Transfer Restricted Definitive Securities” means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.
“Transfer Restricted Global Securities” means Global Securities bearing the Restricted Securities Legend.
“Unrestricted Definitive Security” means Definitive Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.
“Unrestricted Global Security” means a Global Security that does not bear the Restricted Securities Legend.
1.2Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(b)
“Global Securities”	2.1(b)
“Regulation S Global Securities”	2.1(b)
“Rule 144A Global Securities”	2.1(b)

2.The Securities.
2.1Form and Dating; Global Securities.
(a)The Securities issued on the date hereof will be (i) offered and sold by the Issuers pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more purchase agreements in accordance with applicable law.
(b)Global Securities. (i) Rule 144A Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”). Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Global Securities”). The term “Global Securities” means, collectively, the Rule
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144A Global Securities and the Regulation S Global Securities. The Global Securities shall bear the Global Security Legend. The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Securities Legend.
Members of, or direct or indirect participants in, the Depository, Euroclear or Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or under the Global Securities. The Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository, Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
(i)Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository, Euroclear or Clearstream, as the case may be, and the provisions of Section 2.2 of this Appendix A. In addition, a Global Security shall be exchangeable for Definitive Securities if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as depository for such Global Security and the Issuers thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, or (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Depository or the Issuers request the issuance of such Definitive Securities. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested in writing by or on behalf of the Depository, in accordance with its customary procedures.
(ii)In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.
(iii)Any Transfer Restricted Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 of this Appendix A shall, except as otherwise provided in Section 2.2 of this Appendix A, bear the Restricted Securities Legend.
(iv)Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2 of this Appendix A.
(v)The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
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2.2Transfer and Exchange.
(a)Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b) of this Appendix A. Global Securities will not be exchanged by the Issuers for Definitive Securities except under the circumstances described in Section 2.1(b)(ii) of this Appendix A. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) or 2.2(g) of this Appendix A.
(b)Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Transfer Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i) of this Appendix A, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g) of this Appendix A.
(iii)Transfer of Beneficial Interests to Another Transfer Restricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) of this Appendix A and the Registrar receives the following:
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(A)if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and
(B)if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.
(iv)Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) of this Appendix A and the Registrar receives the following:
(A)if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or
(B)if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Issuers so request or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).
(v)Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Transfer Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.
(c)Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii) of this Appendix A. A beneficial interest in a Global Security may not be transferred to a Person who
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takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii) of this Appendix A.
(d)Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:
(i)Transfer Restricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. If any Holder of a Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security or to transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Security, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;
(B)if such Transfer Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate from such Holder in the form attached to the applicable Security;
(C)if such Transfer Restricted Definitive Security is being transferred to a non-U.S. person (as defined in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;
(D)if such Transfer Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;
(E)if such Transfer Restricted Definitive Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or
(F)if such Transfer Restricted Definitive Security is being transferred to the Issuers or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;
the Trustee shall cancel the Transfer Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Security.
(ii)Transfer Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Definitive Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Definitive Security to a
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Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:
(A)if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or
(B)if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuers so request or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Definitive Securities transferred or exchanged pursuant to this subparagraph (ii).
(iii)Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).
(iv)Unrestricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.
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(e)Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).
(i)Transfer Restricted Definitive Securities to Transfer Restricted Definitive Securities. A Transfer Restricted Definitive Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Security if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form attached to the applicable Security;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;
(C)if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;
(D)if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Security; and
(E)if such transfer will be made to the Issuers or a Subsidiary thereof, a certificate in the form attached to the applicable Security.
(ii)Transfer Restricted Definitive Securities to Unrestricted Definitive Securities. Any Transfer Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:
(1)if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or
(2)if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuers so request, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in
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compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.
(iv)Unrestricted Definitive Securities to Transfer Restricted Definitive Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Security.
At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global
Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such increase.
(f)Legend.
(i)Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
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THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.”
10

Each Regulation S Security that is a temporary Security issued pursuant to Section 2.10 shall bear a legend in substantially in the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL SECURITY THAT IS A TEMPORARY SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”
Each Definitive Security shall bear the following additional legends:
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”
Each Security issued hereunder that has more than a de minimis amount of original issue discount for U.S. Federal Income Tax purposes shall bear a legend in substantially the following form:
“THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. TO OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH SECURITIES, A HOLDER MAY SUBMIT WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: ALBERTSONS COMPANIES, INC., 250 PARKCENTER BLVD., BOISE, IDAHO 83706, ATTENTION: GENERAL COUNSEL.”
(ii)Upon any sale or transfer of a Transfer Restricted Definitive Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Definitive Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).
(iii)[Reserved].
(iv)[Reserved].
(v)Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Security be issued in global form shall continue to apply.
(vi)Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.
11

(g)Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such increase.
(h)Obligations with Respect to Transfers and Exchanges of Securities.
(i)To permit registrations of transfers and exchanges, the Issuers shall execute, and the Trustee shall authenticate, Definitive Securities and Global Securities at the Company’s request, in an Issuers Request.
(ii)No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.08 and 9.05 of this Indenture).
(iii)Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
(i)No Obligation of the Trustee.
(i)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
12

(ii)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(j)[INTENTIONALLY OMITTED].
(k)Transfers of Securities Held by Affiliates. Notwithstanding anything to the contrary in this Section 2.2, any certificate (i) evidencing a Security that has been transferred to an affiliate (as defined in Rule 405 of the Securities Act) of any Issuer, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, or (ii) evidencing a Security that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, shall, until one year after the last date on which either any Issuer or any affiliate of any Issuer was an owner of such Security, in each case, be in the form of a permanent Definitive Security and bear the Restricted Securities Legend subject to the restrictions in this Section 2.2. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.2(k). The Issuers, at their sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable advance written notice to the Trustee.

13

EXHIBIT A
[FORM OF FACE OF SECURITY]
[Global Securities Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Securities Legend]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT,

ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE
UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.
[Temporary Regulation S Security Legend]
THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL SECURITY THAT IS A TEMPORARY SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).
[OID Legend]
THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. TO OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH SECURITIES, A HOLDER MAY SUBMIT WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE

FOLLOWING ADDRESS: ALBERTSONS COMPANIES, INC., 250 PARKCENTER BLVD., BOISE, IDAHO 83706, ATTENTION: GENERAL COUNSEL.
Each Definitive Security shall bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF SECURITY]
No.    $
6.250% Senior Note due 2033
CUSIP No. [144A: 01309Q AB4 / Reg S: U0126B AB7]
ISIN No. [144A: US01309QAB41 / Reg S: USU0126BAB72]
ALBERTSONS COMPANIES, INC., a Delaware corporation, NEW ALBERTSONS L.P., a Delaware limited partnership, SAFEWAY INC., a Delaware corporation, ALBERTSON’S LLC, a Delaware limited liability company, and ALBERTSONS SAFEWAY LLC, a Delaware limited liability company, promise to pay to [    ], or registered assigns, the principal sum of    Dollars [or such greater or lesser amount as is indicated on the Schedule of Increases or Decreases in Global Security attached hereto]* on March 15, 2033.
Interest Payment Dates: March 15 and September 15.
Record Dates: March 1 and September 1.
Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.
ALBERTSONS COMPANIES, INC.

By:
Name:
Title:

NEW ALBERTSONS L.P.

By:
Name:
Title:

SAFEWAY INC.

By:
Name:
Title:

ALBERTSON’S LLC

By:
Name:
Title:

ALBERTSONS SAFEWAY LLC

By:
Name:
Title:

Dated:
TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

WILMINGTON TRUST,
NATIONAL ASSOCIATION,
as Trustee, certifies that this is
one of the Securities
referred to in the Indenture.

By:
    Authorized Signatory

*    If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

[FORM OF REVERSE SIDE OF SECURITY]
6.250% Senior Note due 2033
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.Interest
ALBERTSONS COMPANIES, INC., a Delaware corporation (the “Company”), NEW ALBERTSONS L.P., a Delaware limited partnership (“NALP”), SAFEWAY INC., a Delaware corporation (“Safeway”), ALBERTSON’S LLC, a Delaware limited liability company (“Albertson’s”), and ALBERTSONS SAFEWAY LLC, a Delaware limited liability company, (“ASL” together with the Company, NALP, Safeway, and Albertsons, each a “Co-Issuer”, and collectively “Co-Issuers”, and together with the Company, each an “Issuer” and collectively, the “Issuers”), promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers shall pay interest semiannually on March 15 and September 15 of each year, commencing September 15, 2025.1 Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 11, 2025 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2.Method of Payment
The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuers will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuers, payment of interest may be made by sending a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no
1 With respect to Securities issued on the Issue Date.

later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3.Paying Agent and Registrar
Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.
4.Indenture
The Issuers issued the Securities under an Indenture dated as of March 11, 2025 (the “Indenture”), among the Issuers, the Guarantors and the Trustee. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture for a statement of such terms and provisions. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
The Securities are senior unsecured obligations of the Issuers. This Security is one of the Securities referred to in the Indenture. On and after the Issue Date, the Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to create or incur Liens. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.
To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.
5.Optional Redemption
Except as set forth in this Section 5, the Securities shall not be redeemable at the option of the Issuers prior to March 15, 2028.
Thereafter, the Securities shall be redeemable, at the option of the Issuers, in whole at any time or in part from time to time, upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or otherwise in accordance with the procedures of the DTC (except that notices of redemption may be sent more than 60 days prior to a redemption date if the notice is delivered in connection with a defeasance of the Securities or the satisfaction and discharge of the Indenture), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

Year	Redemption Price
2028	103.125%
2029	101.563%
2030 and thereafter	100.000%

In addition, at any time prior to March 15, 2028, the Issuers may redeem the Securities at their option, in whole at any time or in part from time to time, upon not less than 10 nor more than 60 days’ prior notice (except that notices of redemption may be sent more than 60 days prior to a redemption date if the notice is delivered in connection with a defeasance of the Securities or the satisfaction and discharge of the Indenture), at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date).
Notwithstanding the foregoing, at any time and from time to time on or prior to March 15, 2028, the Issuers may redeem in the aggregate up to 40% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by any direct or indirect parent of the Company, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price (expressed as a percentage of principal amount thereof) equal to 106.250% plus accrued and unpaid interest, if any, to (but excluding) the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date); provided, however, that at least 50% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 180 days after the date on which any such Equity Offering is consummated upon not less than 10 nor more than 60 days’ notice mailed to each Holder of Securities being redeemed or otherwise in accordance with the procedures of The Depository Trust Company and otherwise in accordance with the procedures set forth in the Indenture.
In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated redemption date, or by the redemption date as so delayed.

Notice of any redemption in respect of an Equity Offering may be given prior to the completion thereof.
6.Mandatory Redemption and Sinking Fund.
The Securities are not subject to mandatory redemption or any sinking fund payments.
7.Notice of Redemption
Notice of redemption will be mailed by first-class mail at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address or otherwise in accordance with the procedures of The Depository Trust Company. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 to the extent practicable. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
8.Repurchase of Securities at the Option of Holders upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, but not including, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date), as provided in, and subject to the terms of, the Indenture.
9.Denominations; Transfer; Exchange
The Securities are in registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.
10.Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.
11.Unclaimed Money
If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at their written request. After any such payment, the Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.
12.Discharge and Defeasance
Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on, the Securities to redemption or maturity, as the case may be.
13.Amendment, Waiver
The Indenture and the Securities may be amended or supplemented or a Default thereunder may be waived, in each case, as provided in the Indenture.
14.Defaults and Remedies
If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of an Issuer) occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the outstanding Securities, in each case, by notice to the Issuers, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of an Issuer occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.
If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy under the Indenture, unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) the Holders of at least 30% in principal amount of the outstanding Securities have requested the

Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a written direction inconsistent with such request prior to the expiration of such 60-day period. The Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
15.Trustee Dealings with the Issuers
Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.
16.No Recourse Against Others
No past, present or future director, officer, employee, stockholder or incorporator, as such, of the Issuers or any successor corporation shall have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
17.Authentication
This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
18.Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19.Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
20.CUSIP Numbers, ISINs and Common Codes
The Issuers have caused CUSIP numbers and ISINs to be printed on the Securities and have directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuers will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to:

    (Print or type assignee’s name, address and zip code)

    (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint        agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:         Your Signature:

Sign exactly as your name appears on the other side of this Security.
Signature Guarantee:
Date:
Signature must be guaranteed by a    Signature of Signature Guarantee
participant in a recognized signature
guaranty medallion program or other
signature guarantor program reasonably
acceptable to the Trustee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED SECURITIES
This certificate relates to $________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned:
☐    has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); and
check the following, if applicable:
is an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture; or
is exchanging this Security in connection with an expected transfer to an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture.
☐    has requested the Trustee by written order to exchange or register the transfer of a Security or Securities; and
check the following, if applicable:
is an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture; or
the transferee is an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)    ☐    to the Issuers, any parent of an Issuer or any Subsidiary of an Issuer; or

(2)    ☐    to the Registrar for registration in the name of the Holder, without transfer; or
(3)    ☐    pursuant to an effective registration statement under the Securities Act; or
(4)    ☐    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or
(5)    ☐    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or
(6)    ☐    to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or
(7)    ☐    pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuers and/or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
Date:         Your Signature:

Signature Guarantee:
Date:
Signature must be guaranteed by a    Signature of Signature Guarantee
participant in a recognized signature
guaranty medallion program or other

signature guarantor program reasonably
acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Dated:
    NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The initial principal amount of this Global Security is set forth on the face hereof. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.08 (Change of Control Triggering Event) of the Indenture, check the applicable box:
☐ Change of Control Triggering Event
If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.08 (Change of Control Triggering Event) of the Indenture, state the amount ($1,000 or an integral multiple thereof):
$
Date:         Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B
Form of
Transferee Letter of Representation
Albertsons Companies, Inc.
New Albertsons L.P.
Safeway Inc.
Albertson’s LLC
Albertsons Safeway LLC
c/o Wilmington Trust, National Association
277 Park Avenue 25th Floor
New York, NY 10172
Attn: Albertsons Companies, Inc., Administrator
Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[    ] principal amount of the 6.250% Senior Notes due 2033 (the “Securities”) of ALBERTSONS COMPANIES, INC. (the “Company”), NEW ALBERTSONS L.P. (“NALP”), SAFEWAY INC. (“Safeway”) ALBERTSON’S LLC (“Albertsons”) and ALBERTSONS SAFEWAY LLC (“ASL” and together with the Company, NALP, Safeway and Albertsons, the “Issuers”).
Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows

Name:
Address:
Taxpayer ID Number:
The undersigned represents and warrants to you that:
We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our
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own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which any Issuer or any affiliate of any Issuer was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuers, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

Dated:	TRANSFEREE:
by
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EXHIBIT C
[FORM OF SUPPLEMENTAL INDENTURE]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [       ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of ALBERTSONS COMPANIES, INC., a Delaware corporation (the “Company”), the Co-Issuers (as defined in the Indenture referred to herein) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H:
WHEREAS the Company, the Co-Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of March 11, 2025, providing for the issuance of 6.250% Senior Notes due 2033 (the “Securities”), initially in the aggregate principal amount of $600,000,000;
WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuers’ obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and
WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
1.Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2.Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuers’ obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
4.Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.
5.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.Trustee Makes No Representation. The Trustee makes no representation as to the recitals or the validity or sufficiency of this Supplemental Indenture.
7.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed signature page to this Supplemental Indenture by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
8.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
[NEW GUARANTOR]

By:
Name:
Title:

ALBERTSONS COMPANIES, INC.

By:
Name:
Title:

NEW ALBERTSONS L.P.

By:
Name:
Title:

SAFEWAY INC.

By:
Name:
Title:

ALBERTSON’S LLC

By:
Name:
Title:

ALBERTSONS SAFEWAY LLC

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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